Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Tsingda eEDU Corporation.

We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated March 11, 2011 related to the consolidated financial statements of Tsingda eEDU Corporation and Subsidiaries and of the condensed Parent Only financial statements of Tsingda eEDU Corporation for the year ended December 31, 2010.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ MALONEBAILEY, LLP

www.malone-bailey.com
Houston, Texas

August 31, 2011